Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

BAUM & COMPANY, P.A.
Certified Public Accountants
1515 University Drive - Suite 226
Coral Springs, Florida 33071

March 3, 2006

The Board of Directors
Fermavir Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on SB-2 to be filed with the Securities and Exchange Commission of our report dated August 1, 2005 with respect to the financial statements of Fermavir Pharmaceuticals, Inc. ( formerly Venus Beauty Supply, Inc. ) for the year ended April 30, 2005.

/s/ Baum & Company, P.A.